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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Registration Statement (Form N-1A) and related prospectus of Security Equity Fund (including the Equity Series, Global Series, and Asset Allocation Series) and to the incorporation by reference of our report dated November 1, 1996, with respect to the financial statements of Security Equity Fund (including the Equity Series, Global Series, and Asset Allocation Series) included in its Annual Report to Shareholders for the year ended September 30, 1996.

                                                         ERNST & YOUNG LLP
                                                         ----------------------
                                                         Ernst & Young LLP

Kansas City, Missouri
January 28, 1997